Exhibit 99.3

Asphalt, Inc., LLC dba Lone Star Paving Company Consolidated Financial Statements and Supplementary Information December 31, 2022

INDEPENDENT AUDITOR’S REPORT

To the Members

Asphalt, Inc., LLC

dba Lone Star Paving Company

Austin, Texas

Opinion

We have audited the accompanying consolidated financial statements of Asphalt, Inc., LLC dba Lone Star Paving Company (the ‘‘Company’’), which comprise the consolidated balance sheet as of December 31, 2022, and the related consolidated statements of income, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Asphalt, Inc., LLC dba Lone Star Paving Company as of December 31, 2022, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Asphalt, Inc., LLC dba Lone Star Paving Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 15 to the consolidated financial statements, in 2022, the Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 842, Leases, and therefore has changed its method for accounting for leases. Our opinion is not modified with respect to this matter

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Asphalt, Inc., LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with auditing standards generally accepted in the United States of America will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with auditing standards generally accepted in the United States of America, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Asphalt, Inc., LLC’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Asphalt, Inc., LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The supplementary information on pages 23 - 28 is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The supplementary information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

ArmaninoLLP
Austin, Texas

February 13, 2023

Asphalt, Inc., LLC

dba Lone Star Paving Company

Consolidated Balance Sheet

December 31, 2022

ASSETS
Current assets
Cash	$6,470,440
Contract receivables, net of allowance for doubtful accounts of $500,000	44,146,559
Costs and estimated earnings on uncompleted contracts in excess of billings	1,822,931
Other assets	1,449,896
Inventory	22,741,596

Total current assets	76,631,422
Related party notes receivable	13,725,000
Related party investments	8,695,000
Operating lease right-of-use assets, net	4,640,612
Goodwill, net	23,420,093
Fixed assets, net	137,919,499

Total assets	$265,031,626

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$13,475,505
Accrued liabilities	748,323
Billings in excess of costs and estimated earnings on uncompleted contracts	3,667,304
Provisions for losses on uncompleted contracts	550,000
Current portion of long-term debt	18,250,000
Current portion of operating lease liability	1,238,332

Total current liabilities	37,929,464
Long-term debt, net of current portion	84,204,578
Operating lease liability, net of current portion	3,402,280

Total liabilities	125,536,322
Members’ equity	139,495,304

Total liabilities and members’ equity	$265,031,626

The accompanying notes are an integral part of these consolidated financial statements.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Consolidated Statement of Income

For the Year Ended December 31, 2022

Revenues
Contract revenues earned - paving	$285,635,078
Sales - materials	41,862,537

Total revenues	327,497,615

Cost of revenues
Cost of contract revenues - paving	254,088,235
Cost of sales - materials	34,493,064

Total cost of revenues	288,581,299
Gross profit	38,916,316
Selling, general, and administrative expenses	17,964,841

Income from operations	20,951,475

Other income (expense)
Other income (expense)	94,541
Earnings from equity method investments	2,370,000
Loss on sale of fixed assets	(2,133,378)
Interest expense	(2,846,045)

Total other income (expense), net	(2,514,882)

Income before provision for income taxes	18,436,593
Provision for income taxes	315,421

Net income	$18,121,172

The accompanying notes are an integral part of these consolidated financial statements.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Consolidated Statement of Changes in Members’ Equity

For the Year Ended December 31, 2022

Balance, January 1, 2022	$121,374,132
Net income	18,121,172

Balance, December 31, 2022	$139,495,304

The accompanying notes are an integral part of these consolidated financial statements.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2022

Cash flows from operating activities
Net income	$18,121,172
Adjustments to reconcile net income to net cash provided by operating activities
Amortization	1,186,774
Depreciation	13,582,735
Loss on sale of fixed assets	2,133,378
Earnings from equity method investments	(2,370,000)
Changes in operating assets and liabilities
Contract receivables, net	1,477,010
Costs and estimated earnings in excess of costs on uncompleted contracts	(656,787)
Other assets	(827,826)
Inventory	(2,832,178)
Operating right-of-use-assets	(4,640,612)
Accounts payable	(7,716,503)
Accrued liabilities	(5,631)
Billings in excess of costs and estimated earnings on uncompleted contracts	2,199,138
Provisions for losses on uncompleted contracts	550,000
Operating lease liabilities	4,640,612

Net cash provided by operating activities	24,841,282

Cash flows from investing activities
Proceeds from sale of fixed assets	3,138,400
Cash paid for purchase of fixed assets	(14,013,336)
Cash paid for acquisitions, net of cash acquired	(2,380,716)
Payment for issuance of related party notes receivable	(1,000,000)
Proceeds from membership redemption on investment	936,942

Net cash used in investing activities	(13,318,710)

Cash flows from financing activities
Proceeds from line of credit	174,592,565
Payments on line of credit	(180,363,931)
Proceeds from issuance of long-term debt	12,461,393
Payments on long-term debt	(11,775,662)

Net cash used in financing activities	(5,085,635)

Net increase in cash	6,436,937
Cash, beginning of year	33,503

Cash, end of year	$6,470,440

Supplemental disclosures of cash flow information
Cash paid during the year for
Interest	$2,636,045
Income taxes	$315,421

The accompanying notes are an integral part of these consolidated financial statements.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2022

1.	NATURE OF OPERATIONS

Asphalt, Inc., LLC (the “Company”) was organized in the State of Texas on September 18, 2013 and began operations on November 6, 2014 (date of inception of business activities). The Company is primarily engaged in highway and road paving, maintenance and repair of parking lots in Central and South Texas. The Company is also engaged in manufacturing hotmix and mining limestone for internal uses and sale to third parties.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting and consolidation

The consolidated financial statements present the financial position and results of operations of the Company and its wholly-owned subsidiaries, Pelican Asphalt Company, LLC and Lone Star Materials & Asphalt, LLC. All significant intercompany transactions and accounts have been eliminated in the consolidated financial statements. The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Operating cycle

The Company’s work is performed under quantity pricing, fixed-price contracts, and fixed-price contracts modified by incentive and penalty provisions. These contracts are primarily performed under subcontractor agreements. The length of the Company’s contracts varies but is typically less than six months. In accordance with industry practice, contract-related assets and liabilities that are realizable or payable over periods in excess of one year, but within the Company’s normal operating cycle, are recorded as current assets and liabilities.

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash consists primarily of cash on deposit.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2022

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Contract receivables

Contract receivables, including retainage receivables, are presented in the consolidated balance sheet less an allowance for doubtful accounts. The allowance for doubtful accounts is based on the Company’s historical losses, the existing economic conditions in the construction industry, and the financial stability of its customers. Amounts are considered past due based on the billing date and are written off after all reasonable collection efforts have been exhausted. The allowance for doubtful accounts was $500,000 at December 31, 2022.

Inventory

Inventories consist primarily of stockpiles of rock, sand and gravel, liquid asphalt, supplies, and other materials. Inventories are carried at the lower of cost or net realizable value using the first-in, first-out method.

Fixed assets

Fixed assets are reported at cost less accumulated depreciation, which is generally provided on a straight-line method over the estimated useful lives of the assets. Estimated useful lives range from three to forty years. Significant expenditures, which extend the useful lives of existing assets, are capitalized. Maintenance and repair costs are expensed as incurred.

Business combinations

The Company records business acquisitions in accordance with FASB ASC 805, Business Combination which requires the acquisition purchase price to be allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition dates. The excess of the purchase price over these estimated fair values is recorded to goodwill. Significant estimates and assumptions, including fair value estimates, are used to determine the fair value of assets acquired, liabilities assumed, and contingent consideration transferred as well as the useful lives of long-lived assets acquired. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill based on changes to initial estimates and assumptions. Upon conclusion of the measurement period or final determination of the values of assets acquired and liabilities assumed, whichever comes first, any subsequent adjustments are recorded to operating expenses on the accompanying consolidated statement of operations.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2022

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill

The Company has elected the private company accounting alternative to amortize its goodwill on a straight line basis over a 10 year period in accordance with the FASB ASC 350, Intangibles - Goodwill and Other. If an event occurs or circumstances change that indicate that the fair value of the Company may be below its carrying value, the Company evaluates the goodwill for impairment. During the year ending December 31, 2022, the Company did not identify an event or circumstance that indicated the fair value of the Company is below its carrying value.

Long-lived assets - impairments and disposals

The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less cost to sell. No impairment provisions were recorded by the Company during the year.

Revenue and cost recognition

ASC Topic 606, Revenue from Contracts with Customers, (“ASC 606”) requires entities to assess the products or services promised in contracts with customers at contract inception to determine the appropriate unit at which to record revenue, which is referred to as a performance obligation. Revenue is recognized when control of the promised products or services is transferred to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for the products or services.

Revenue from contracts with customers is recognized using the following five steps:

•	Identify the contract(s) with a customer;

•	Identify the performance obligations in the contract;

•	Determine the contract price;

•	Allocate the transaction price to the performance obligations in the contract; and

•	recognize revenue when (or as) the Company satisfies a performance obligation

The Company’s performance obligations for contracts with customers for asphalt sales do not meet the criteria to be recognized over time, therefore, those performance obligations are recognized at a point-in-time and the related revenue is recognized only when the performance obligation is complete, generally upon delivery to the customer. Revenue from the sale of asphalt is recognized upon delivery of the asphalt to the customer’s transportation unit at the asphalt plant.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2022

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue and cost recognition (continued)

The Company’s paving contract costs and related revenues are generally recognized over time as work progresses due to continuous transfer to the customer. Revenues from fixed-price and modified fixed-price construction contracts are recognized on the percentage-of-completion method measured by the cost-to-cost method. This method is used because management considers expended costs to be the best available measure of progress on these contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, equipment rental, supplies, tools, repairs and depreciation costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the year in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the year in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. Claims are charged against revenues when realization is probable and can be reasonably estimated.

The asset on the accompanying balance sheet, “Costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenues recognized in excess of amounts billed. The liability on the accompanying balance sheet, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized.

Advertising expense

The Company accounts for advertising costs as expenses in the year in which they are incurred. Advertising expense for the year ending December 31, 2022 was $258,324.

Income taxes

The Company is a limited liability company, and such does not incur income taxes directly. Accordingly, all income and expenses flow directly to the members for Federal income tax purposes. Therefore, no provision or liability for current or deferred federal income taxes has been included in these consolidated financial statements. However, the Company is subject to state tax based on the Company’s taxable gross margin.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2022

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes (continued)

The FASB ASC, 740-10 Accounting for Uncertainty in Income Taxes clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 requires that a company recognize in its financial statements the impact of tax positions that meet a “more likely than not” threshold, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.

The Company did not identify any uncertain tax positions therefore, no adjustments were made to the consolidated financial statements.

Sales tax

The Company records sales and other taxes collected from customers and subsequently remitted to government authorities as accounts receivable with a corresponding offset to sales tax payable. The Company removes sales tax payable balances from the balance sheet as cash is collected from the customer and remitted to the tax authority.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and contract receivables. The Company maintains its cash balances in highly rated financial institutions, which at times may exceed federally insured limits. The Company has not experienced any loss relating to cash and cash equivalents in these accounts.

The Company is engaged primarily in highway and road paving, maintenance and repair of parking lots in the Central and South Texas region. Concentrations of credit risk with respect to contract receivables are with property management companies, construction companies and developers. Liens are filed on properties when necessary to assure payment. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral.

Customers representing more than 10% of the Company’s total contract receivables at December 31, 2022 are as follows:

Customer A	10%
Customer B	10%
Customer C	10%

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2022

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of credit risk (continued)

Loss of these customers could have a material adverse impact on the results of operations and financial position of the Company. No customer represented more than 10% of total revenues in 2022.

The Company purchases a substantial portion of materials from third-party vendors. As of December 31, 2022, one vendor represented 13% of the Company’s total accounts payable. The Company believes there are numerous other suppliers that could be substituted should the supplier become unavailable or non-competitive.

Recently adopted accounting standards

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842). This standard requires lessees to recognize a lease liability and a lease asset for all leases, including operating leases, with a term greater than 12 months on its balance sheet. The Company adopted this guidance effective January 1, 2022, using the optional transition method which eliminated the requirement to restate amounts presented prior to January 1, 2022. See Note 15 for additional disclosures related to the impact of adopting the new lease standard.

Subsequent events

The Company has evaluated subsequent events occurring after December 31, 2022, the date of the most recent consolidated balance sheet date, through February 13, 2023, the date the consolidated financial statements were issued. The Company does not believe any subsequent events have occurred that would require further disclosure or adjustment to the consolidated financial statements.

3.	CONTRACT RECEIVABLES

Contract receivables consisted of the following:

Accounts receivable - trade	$36,142,970
Accounts receivable - retention	8,503,589

44,646,559
Allowance for doubtful accounts	(500,000)

$44,146,559

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2022

4.	COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Costs and estimated earnings on uncompleted contracts are summarized as follows:

Costs incurred on uncompleted contracts	$132,342,422
Estimated earnings on uncompleted contracts	13,458,476

145,800,898
Less: billings on uncompleted contracts	(147,645,271)

$(1,844,373)

Costs, estimated earnings and billings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

Costs and estimated earnings on uncompleted contracts in excess of billings	$1,822,931
Billings in excess of costs and estimated earnings on uncompleted contracts	(3,667,304)

$(1,844,373)

5.	INVENTORY

Inventory consisted of the following:

Raw materials - sand and aggregates	$18,466,532
Raw materials - fluid	4,275,064

$22,741,596

6.	FIXED ASSETS

Fixed assets consisted of the following:

Construction equipment	$54,214,389
Trucks and trailers	36,294,525
Land	15,127,845
Hotmix and mining equipment	87,156,282
Buildings	4,892,110
Computer and office equipment	433,390

198,118,541
Accumulated depreciation	(60,199,042)

$137,919,499

Depreciation expense totaled $13,582,735 for the year.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2022

7.	ACQUISITIONS

In October 2022, the Company completed the purchase business combination of an entity engaged in asphalt milling and construction in central Texas. The total purchase price was $13,230,807 which, after the payoff of accrued expenses and loans, was issued in a note to the seller. The Company has recorded the fair value of the assets and liabilities acquired, which are reflected in the accompanying balance sheet as follows:

Allocation of purchase price
Cash	$936,951
Equipment	3,490,513
Goodwill	8,898,352

13,325,816
Accrued expenses	(95,009)

$13,230,807

In November 2022, the Company completed the acquisition of the membership interest in a logistics company, creating a wholly owned subsidiary. The total purchase price was $21,007,499 which, after the payoff of accrued expenses and loans, was issued in a note to the sellers as well as additional debt assumed. The Company has recorded the fair value of the assets and liabilities acquired, which are reflected in the accompanying balance sheet as follows:

Allocation of purchase price
Equipment	$18,142,051
Goodwill	3,724,621

21,866,672
Accounts payable	(556,126)
Accrued expenses	(303,047)

$21,007,499

8.	GOODWILL

Goodwill consisted of the following:

Goodwill	$26,589,225
Accumulated amortization	(3,169,132)

$23,420,093

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2022

8.	GOODWILL (continued)

The Company’s goodwill is being amortized over 10 years using the straight-line method. Total amortization expense for the year ending December 31, 2022 was $1,186,774.

Future annual amortization expense is as follows:

Year ending December 31,
2023	$1,851,948
2024	1,851,948
2025	1,655,940
2026	1,653,490
2027	1,653,490
Thereafter	14,753,277

$23,420,093

9.	LINE OF CREDIT

The Company entered into a $25 million line of credit with a bank that expires in April 2023. Bank advances on the credit line are payable on demand and carry an interest rate at 2.0% above Secured Overnight Financing Rate (SOFR) Average, which was 2.05% at December 31, 2022. The line is secured by substantially all assets of the Company. There was no outstanding balance on the line of credit as of December 31, 2022.

Interest expense for the line of credit totaled $310,306 for the year ended December 31, 2022.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2022

10.	LONG-TERM DEBT

Long-term debt consisted of the following:

Note payable to a finance company with principal plus interest due in 60 monthly installments of $440,000 bearing an interest rate of 3.69%, secured by equipment, guaranteed by certain members of the Company.	$12,320,000
Note payable to a finance company with principal plus interest due in 60 monthly installments of $250,000 bearing an interest rate of 3.57%, secured by equipment.	10,500,000
Note payable to a finance company with principal plus interest due in 60 monthly installments of $125,000 bearing an interest rate of 3.57%, secured by equipment.	5,750,575
Note payable to a finance company with principal plus interest due in 60 monthly installments of $200,008 bearing an interest rate of 5.99%, secured by equipment.	12,000,500
Note payable to an individual with principal plus interest due in 84 monthly installments of $45,991 bearing an interest rate of 5.00%.	3,221,546
Note payable to an individual with principal plus interest due in 84 monthly installments of $45,991 bearing an interest rate of 5.00%.	3,221,546
Note payable to a limited liability company with principal plus interest due in 84 monthly installments of $150,812 bearing an interest rate of 5.00%.	10,457,073
Note payable to a bank with principal plus interest due in monthly payments of $159,000, a balloon payment for the full amount due in October 2028, bearing an interest rate of 3.00%.	30,269,608
Note payable to a limited liability company with principal plus interest due in 84 monthly payments of $51,455, bearing an interest rate of 5.00%.	3,604,252
Note payable to a limited liability company with principal plus interest due in 84 monthly payments of $37,514, bearing an interest rate of 5.00%.	2,627,703
Note payable to a bank with principal plus interest due in monthly payments of $159,000, a balloon payment for the full amount due in December 2028, bearing an interest rate of 3.00%.	8,481,775

102,454,578
Current portion	(18,250,000)

$84,204,578

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2022

10.	LONG-TERM DEBT (continued)

The future maturities of the long-term debt are as follows:

Year ending December 31,
2023	$18,255,587
2024	18,722,627
2025	15,486,306
2026	12,233,936
2027	9,720,458
Thereafter	28,035,664

102,454,578
Current portion	(18,250,000)

$84,204,578

Interest expense for the long-term debt obligations totaled $2,535,739 for the year ended December 31, 2022.

11.	MEMBERS’ CAPITAL

Members’ capital consists of membership units. As of December 31, 2022, there are 384,637 membership units issued and outstanding. No additional membership units in the Company may be issued in the absence of the affirmative vote of the members holding at least 85% of the units.

Distributions are paid based on the respective membership interest. There were no distributions paid during 2022.

Management of the Company shall be performed by the Operating Manager. The Operating Manager may be removed as a manager upon the affirmative vote of the Members holding at least 85% of the units.

12.	COMMITMENTS AND CONTINGENCIES

Legal proceedings

The Company carries a broad range of insurance coverage, including general liability, workers’ compensation and an umbrella policy.

In the normal course of business, the Company is subject to various litigation; however, there are no legal proceedings pending against the Company that would have a material adverse effect on the financial position or results of operations of the Company.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2022

13.	RETIREMENT PLAN

The Company maintains a 401(k) defined contribution plan for its qualified employees. The 401(k) plan allows eligible employees to defer a portion of their annual compensation. The Company provides matching contributions and contributions to this plan are discretionary. Contributions to the plan totaled $1,186,818 for the year ending December 31, 2022.

14.	RELATED PARTY TRANSACTIONS

The Company is invested in a Partnership which sells readymix concrete in Central Texas. As of December 31, 2022, the Partnership’s unaudited balance sheet has approximately $47,500,000 and $31,100,000 in assets and liabilities, respectively. The Partnership’s unaudited revenues and net income for the year ending December 31, 2022 were approximately $84,700,000 and $7,000,000, respectively. This 25% equity investment in the Partnership is included in related party investments on the accompanying consolidated balance sheet in the amount of $5,270,000. Total amounts invoiced to the Partnership for aggregate sales were approximately $5,700,000 in 2022.

The Company is invested in a Partnership which sells precast concrete products in Central Texas. As of December 31, 2022, the Partnership’s unaudited balance sheet has approximately $8,500,000 and $7,600,000 in assets and liabilities, respectively. The Partnership’s unaudited revenues and net income for the period ending December 31, 2022 were approximately $10,100,000 and $550,000, respectively. This 20% equity investment in the Partnership is included in related party investments on the accompanying consolidated balance sheet in the amount of $150,000. Total amounts invoiced to the Partnership for aggregate, rents and equipment sales were approximately $188,000 in 2022.

The Company is invested in a Partnership which mines aggregates in South Texas. As of December 31, 2022, the Partnership’s unaudited balance sheet has approximately $12,000,000 and $8,400,000 in assets and liabilities, respectively. The Partnership’s unaudited revenues and net earnings for the period ending December 31, 2022 were approximately $9,500,000 and $2,000,000, respectively. This 25% equity investment in the Partnership is included in related party investments on the accompanying consolidated balance sheet in the amount of $3,275,000. Total amounts invoiced to the Partnership were approximately $101,000 in 2022.

The Company engages in business transactions with entities that have common minority ownership and/or employees. These activities include construction projects, subcontractor work, trucking, rent and royalties. The Company does not guarantee any of the liabilities of these entities. Additionally, the Company and these entities have no common primary beneficiary. Amounts due from and to these entities at December 31, 2022 were approximately $380,000 and $870,000, respectively. Amounts received from and paid to these entities during the year ended December 31, 2022 were approximately $6,800,000 and $12,200,000, respectively.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2022

14.	RELATED PARTY TRANSACTIONS (continued)

On January 10, 2022 the Company issued a note receivable to a related entity totaling $1,000,000. The note bears interest at 1.5%, and interest-only payments are payable annually, with principal due January 9, 2027. This note is included in related party notes receivable on the accompanying consolidated balance sheet, along with various existing notes receivables from related entities. The existing notes bear interest at 1.5%, and interest-only payments are payable annually, with principal due December 30, 2026. Outstanding balances on the related party notes receivable totaled $13,725,000 as of December 31, 2022. Interest income on these notes for the year ended December 31, 2022 totaled $189,962 and is recorded in Other income (expenses) on the accompanying consolidated financial statements.

15.	LEASES

The Company leases yard space, equipment and office space on a month-to-month basis for agreements that expire in one year or less. The Company also leases land and equipment under various operating leases with terms exceeding one year.

The Company adopted FASB Topic 842, Leases, using the modified retrospective approach. Prior period amounts have not been adjusted and continue to be reported in accordance with historic accounting under Topic 840. Upon adoption the Company elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company to adopt the guidance without reassessing whether arrangements contain leases, the lease classification and determination of initial direct costs as well as the ability to use hindsight in determining the lease term for existing leases, which resulted in lengthening the lease terms for certain existing leases as certain options to renew were reasonably certain.

As a result of adopting the new standard effective January 1, 2022, the Company recorded operating right-of-use (“ROU”) assets and lease liabilities of approximately $5,600,000, respectively.

The Company determines if an arrangement contains a lease at inception. ROU assets represent the Company’s right to use an underlying asset for the lease term and the corresponding lease liabilities represent its obligation to make lease payments arising from the lease. The Company’s ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The ROU asset is reduced for tenant incentives and excludes any initial direct costs incurred. The implicit rate within the leases are generally not readily determinable, and the Company uses its incremental borrowing rate at the lease commencement date to determine the present value of lease payments. The determination of the incremental borrowing rate requires judgment. The Company determines its incremental borrowing rate for each lease using its current borrowing rate, adjusted for various factors including collateralization and term to align with the terms of the lease. Certain leases include options to extend the lease. The lease values include options to extend the lease when it is reasonably certain the Company will exercise such options.

Asphalt, Inc., LLC

dba Lone Star Paving Company

Notes to Consolidated Financial Statements

December 31, 2022

15.	LEASES (continued)

Lease expenses for minimum lease payments for operating leases are recognized on a straight-line basis over the lease term. Amortization expense of the ROU asset for operating leases is recognized on a straight-line basis over the lease term and interest expense for operating leases is recognized based on the incremental borrowing rate. The Company has elected not to recognize a lease liability or ROU asset for short-term leases, defined as those which have a term of twelve months or less.

For the year ended December 31, 2022, operating lease expense was $966,403. For the year ended December 31, 2022, amortization of the operating ROU asset was approximately $1,000,000 and interest expense on operating lease liabilities was not significant.

At December 31, 2021, future minimum payments due under these operating leases agreements were as follows:

Year ending December 31,
2023	$1,238,332
2024	1,194,375
2025	839,312
2026	782,423
2027	664,107

4,718,549
Less: discount to present value	(77,937)

$4,640,612

The weighted average remaining lease term was 4.30 years and the weighted average discount rate was 2.13% as of December 31, 2022.

SUPPLEMENTARY INFORMATION

Asphalt, Inc., LLC

dba Lone Star Paving Company

Schedule of Earnings from Construction Contracts

For the Year Ended December 31, 2022

	Revenues Earned	Cost of Revenues Earned	Gross Profit
Contracts in progress at year end	$102,890,275	$92,157,669	$10,732,606
Contracts completed during the period	182,744,803	161,930,566	20,814,238

	$285,635,078	$254,088,235	$31,546,843

Asphalt, Inc., LLC

dba Lone Star Paving Company

Schedule of Earnings from Completed Contracts

For the Year Ended December 31, 2022

Total Contract			Contract Totals			Before January 1, 2022			For the Year Ended December 31, 2022
Job Name	Contract Price	Gross Profit	Revenues Earned	Cost of Revenues	Gross Profits	Revenues Earned	Cost of Revenues	Gross Profits	Revenues Earned	Cost of Revenues	Gross Profits
131356	$2,636,724	$206,302	$2,636,724	$2,430,422	$206,302	$1,912,424	$1,774,577	$137,847	$724,300	$655,845	$68,455
129257	19,817,063	1,722,372	19,817,063	18,094,690	1,722,372	19,780,118	18,060,895	1,719,222	36,945	33,795	3,150
52965	9,898,815	1,887,110	9,898,815	8,011,705	1,887,110	2,017,912	1,493,255	524,657	7,880,903	6,518,450	1,362,453
128395	8,459,036	252,455	8,459,036	8,206,581	252,455	8,443,358	8,191,448	251,910	15,678	15,134	544
53227	6,364,516	1,498,844	6,364,516	4,865,672	1,498,844	—	—	—	6,364,516	4,865,672	1,498,844
55167	5,693,701	5,411,347	5,693,701	5,411,347	282,354	4,799,456	4,641,769	157,687	894,245	769,577	124,667
51344	5,083,253	193,216	5,083,253	4,890,037	193,216	5,083,253	4,890,037	193,216	—	—	—
55103	4,886,192	1,074,294	4,886,192	3,811,897	1,074,294	4,884,904	3,810,892	1,074,011	1,288	1,005	283
52316	4,550,445	297,646	4,550,445	4,252,799	297,646	4,550,061	4,252,440	297,621	384	359	25
129195	3,778,162	125,628	3,778,162	3,652,533	125,628	3,778,162	3,652,533	125,628	—	—	—
52514	3,453,397	(371,690)	3,453,397	3,825,087	(371,690)	3,423,701	3,792,302	(368,601)	29,696	32,785	(3,089)
129242	3,005,933	554,486	3,005,933	2,451,447	554,486	2,325,030	1,891,770	433,261	680,903	559,678	121,225
51647	2,833,595	286,090	2,833,595	2,547,505	286,090	2,833,595	2,547,505	286,090	—	—	—
55172	2,567,129	(170,642)	2,567,129	2,737,771	(170,642)	2,567,129	2,737,771	(170,642)	—	—	—
52236	2,365,742	495,114	2,365,742	1,870,628	495,114	1,723,367	1,356,159	367,208	642,375	514,469	127,906
52738	2,138,231	530,044	2,138,231	1,608,187	530,044	2,136,947	1,606,047	530,900	1,284	2,140	(856)
52366	2,045,521	(33,042)	2,045,521	2,078,563	(33,042)	2,045,521	2,078,563	(33,042)	—	—	—
132094	3,049,047	636,781	3,049,047	2,412,266	636,781	—	—	—	3,049,047	2,412,266	636,781
53019	2,921,046	1,962,366	2,921,046	958,680	1,962,366	—	—	—	2,921,046	958,680	1,962,366
53002	2,647,494	(57,181)	2,647,494	2,704,675	(57,181)	16,374	15,955	419	2,631,120	2,688,720	(57,600)
131364	2,456,799	115,834	2,456,799	2,340,966	115,834	1,579,109	1,471,115	107,994	877,690	869,851	7,839
Small jobs	180,129,378	27,478,491	178,804,055	161,470,481	17,333,575	22,810,672	20,438,341	2,372,331	155,993,383	141,032,140	14,961,244

	$280,781,219	$44,095,866	$279,455,896	$250,633,940	$28,821,956	$96,711,093	$88,703,374	$8,007,719	$182,744,803	$161,930,566	$20,814,238

Asphalt, Inc., LLC

dba Lone Star Paving Company

Schedule of Earnings from Contracts in Progress

For the Year Ended December 31, 2022

Total Contract				Contract Totals			At December 31, 2022		Before January 1, 2022			For the Year Ended December 31, 2022
Job Name	Contract Price	Gross Profit	Billed To Date	Cost To Date	Total Estimated Costs	Earned Profit To Date	Costs in Excess Billings	Billings in Excess Costs	Revenues Earned	Cost of Revenues	Gross Profits	Revenues Earned	Cost of Revenues	Gross Profits
132059	$22,307,095	$1,049,683	$5,116,128	$4,494,990	$21,257,412	$221,961	$—	$399,178	$—	$—	$—	$4,716,950	$4,494,990	$221,961
131362	7,305,305	918,833	2,227,059	1,604,760	6,386,472	230,879	—	391,420	304,389	288,644	15,745	1,531,250	1,316,116	215,134
53328	5,886,208	218,744	1,478,630	1,557,039	5,667,464	60,096	138,506	—	—	—	—	1,617,135	1,557,039	60,096
53317	72,066,127	5,595,785	505,590	505,590	66,470,342	42,563	42,563	—	—	—	—	548,152	505,590	42,563
52937	22,257,901	530,394	1,789,982	1,637,742	21,727,507	39,979	—	112,261	—	—	—	1,677,721	1,637,742	39,979
75359	19,970,494	349,789	1,433,006	1,435,346	19,620,706	25,589	27,929	—	845,907	834,960	10,947	615,028	600,386	14,642
130293	19,243,987	(498,715)	5,469,699	5,614,206	19,742,702	(141,819)	2,688	—	2,123,741	2,107,863	15,878	3,348,646	3,506,343	(157,697)
75284	17,219,908	1,535,276	16,996,908	15,650,432	15,684,632	1,531,928	185,452	—	7,082,785	6,446,825	635,960	10,099,575	9,203,607	895,968
52647	15,254,074	3,242,075	14,909,155	11,770,534	12,011,999	3,176,902	38,281	—	—	—	—	14,947,436	11,770,534	3,176,902
129284	15,116,615	926,004	14,820,324	13,911,519	14,190,611	907,792	—	1,014	8,192,293	7,816,511	375,782	6,627,018	6,095,009	532,010
51102	13,271,407	365,756	13,184,744	12,905,651	12,905,651	365,756	86,663	—	9,387,817	9,360,724	27,094	3,883,590	3,544,927	338,663
75519	10,792,305	1,939,373	9,904,069	8,015,880	8,852,932	1,756,003	—	132,186	6,391,382	4,859,303	1,532,079	3,380,501	3,156,577	223,924
132212	9,812,734	525,799	42,018	46,475	9,286,934	2,631	7,089	—	—	—	—	49,106	46,475	2,631
131321	9,359,797	608,015	2,105,657	1,513,860	8,751,782	105,173	—	486,624	127,115	124,719	2,395	1,491,918	1,389,141	102,777
53186	6,892,782	1,154,075	5,252,164	3,925,991	5,738,707	789,531	—	536,643	—	—	—	4,715,522	3,925,991	789,531
131476	6,823,432	283,033	1,284,299	1,250,200	6,540,399	54,102	20,003	—	—	—	—	1,304,302	1,250,200	54,102
75453	6,043,097	143,603	3,898,461	3,551,977	5,899,495	86,461	—	260,023	738,455	723,576	14,879	2,899,982	2,828,401	71,582
55104	6,037,690	1,831,198	5,891,311	4,173,873	4,206,491	1,816,999	99,560	—	2,393,540	1,352,060	1,041,480	3,597,332	2,821,813	775,519
53304	5,823,823	240,528	1,331,817	1,330,868	5,583,294	57,334	56,384	—	—	—	—	1,388,202	1,330,868	57,334
53393	5,479,514	94,971	717,132	623,372	5,384,543	10,995	—	82,765	—	—	—	634,367	623,372	10,995
52526	4,952,523	376,485	2,786,377	2,472,642	4,576,038	203,432	—	110,303	576,511	568,026	8,484	2,099,563	1,904,616	194,948
129013	4,653,074	—	—	571,842	4,170,975	66,096	637,937	—	—	—	—	637,937	571,842	66,096
52964	4,601,375	(89,806)	4,477,021	4,591,181	4,691,181	(87,892)	26,268	—	30,993	30,720	—	4,472,295	4,560,461	(88,166)
132240	4,496,223	557,105	1,766,428	1,492,542	3,939,117	211,089	—	62,798	—	—	—	1,703,631	1,492,542	211,089
52006	4,036,920	521,371	3,208,666	2,819,574	3,515,549	418,155	29,062	—	1,323,665	1,162,483	161,183	1,914,063	1,657,091	256,972
52705	3,531,986	94,065	1,266,868	1,194,085	3,437,921	32,671	—	40,111	388,402	365,224	23,178	838,355	828,861	9,493
53477	2,730,040	—	—	16,970	2,547,929	1,213	18,183	—	—	—	—	18,183	16,970	1,213
52958	2,679,867	81,958	1,913,579	1,798,464	2,597,908	56,737	—	58,377	—	—	—	1,855,201	1,798,464	56,737
131297	2,574,996	213,120	898,978	749,855	2,361,877	67,662	—	81,462	114,697	106,814	7,883	702,819	643,041	59,779
53087	2,503,003	509,293	859,960	694,976	1,993,710	177,531	12,547	—	—	—	—	872,507	694,976	177,531
53384	2,349,410	235,396	—	14,916	2,114,014	1,661	16,577	—	—	—	—	16,577	14,916	1,661
53077	2,279,158	276,745	2,274,808	2,002,413	2,002,413	276,745	4,350	—	—	—	—	2,279,158	2,002,413	276,745
132283	2,204,982	—	55,520	50,035	2,087,884	2,806	—	2,678	—	—	—	52,842	50,035	2,806
52925	2,022,897	110,150	2,045,633	1,912,747	1,912,747	110,150	—	22,736	—	—	—	2,022,897	1,912,747	110,150
Small jobs	33,373,373	1,878,448	17,733,278	16,439,879	31,494,926	779,564	372,889	886,725	2,888,934	3,007,116	(118,182)	14,330,510	12,403,575	1,926,935

	$375,954,122	$25,818,547	$147,645,271	$132,342,423	$349,354,266	$13,458,476	$1,822,931	$3,667,304	$42,910,625	$39,155,567	$3,754,785	$102,890,275	$92,157,669	$10,732,606

Asphalt, Inc., LLC

dba Lone Star Paving Company

Schedule of Selling, General and Administrative Expenses

For the Year Ended December 31, 2022

Advertising and promotion	$258,324
Amortization	1,186,774
Auto and trucks	70,527
Bank charges	391,418
Bad debt	60,604
Computer and internet	353,092
Depreciation	180,000
Other	474,524
Insurance	1,225,537
Meals and entertainment	1,228,749
Office supplies	979,202
Payroll and benefits	9,048,111
Professional fees	295,284
Rent	966,403
Retirement	348,744
Taxes and permits	97,884
Utilities	799,664

$17,964,841

Asphalt, Inc., LLC

dba Lone Star Paving Company

Consolidating Balance Sheet

December 31, 2022

	Lone Star Paving Company	Pelican Asphalt Company, LLC	Lone Star Materials & Asphalt, LLC	Eliminations	Consolidated
Assets
Cash	$5,599,085	$—	$871,355	$—	$6,470,440
Contract receivables, net of allowance for doubtful accounts	44,146,254	—	305	—	44,146,559
Costs and estimated earnings on uncompleted contracts in excess of billings	1,822,931	—	—	—	1,822,931
Other assets	1,174,563	—	275,333	—	1,449,896
Inventory	22,741,596	—	—	—	22,741,596
Related party notes receivable	13,725,000	—	—	—	13,725,000
Related party investments	8,695,000	—	—	—	8,695,000
Operating lease right-of-use-assets, net	4,640,612	—	—	—	4,640,612
Goodwill	12,380,905	10,483,699	3,724,621	—	26,589,225
Accumulated amortization	(1,962,909)	(1,164,855)	(41,368)	—	(3,169,132)
Fixed Assets	167,156,490	13,100,000	17,862,051	—	198,118,541
Accumulated depreciation	(58,869,781)	(752,084)	(577,177)	—	(60,199,042)

Total	$221,249,746	$21,666,760	$22,115,120	$—	$265,031,626

Liabilities and equity
Accounts payable	$12,880,958	$—	$594,546	$—	$13,475,505
Accrued liabilities	663,822	—	84,500	—	748,322
Billings in excess of costs and estimated earnings on uncompleted contracts	3,667,304	—	—	—	3,667,304
Provisions for losses on uncompelted contracts	550,000	—	—	—	550,000
Current portion of long-term debt	16,000,000	—	2,250,000	—	18,250,000
Current portion of operating lease liabilities	1,238,332	—	—	—	1,238,332
Long-term debt, net of current portion	71,740,847	—	12,463,730	—	84,204,578
Operating lease liability, net of current portion	3,402,280	—	—	—	3,402,280
Retained earnings	91,959,768	22,840,672	6,573,694	—	121,374,134
Current earnings	19,146,435	(1,173,912)	148,648	—	18,121,172

Total	$221,249,746	$21,666,760	$22,115,119	$—	$265,031,626

Asphalt, Inc., LLC

dba Lone Star Paving Company

Consolidating Statement of Income

For the Year Ended December 31, 2021

	Lone Star Paving Company	Pelican Asphalt Company, LLC	Lone Star Materials & Asphalt, LLC	Eliminations	Consolidated
Revenues
Contract revenues earned - paving	$285,635,078	$—	$4,221,524	$(4,221,524)	$285,635,078
Sales - materials	41,862,537	—	—	—	41,862,537

Total revenues	$327,497,615	$—	$4,221,524	$(4,221,524)	$327,497,615

Costs and expenses
Costs of contract revenues - paving	$254,642,423	$475,000	$3,192,336	$(4,221,524)	$254,088,235
Cost of sales - materials	34,493,064	—	—	—	34,493,064

Total cost of revenues	$289,135,487	$475,000	$3,192,336	$(4,221,524)	$288,581,299

Gross profit	$38,362,128	$(475,000)	$1,029,188	$—	$38,916,316
Selling, general and administrative expenses	$17,040,707	$698,912	$225,222	$—	$17,964,841

Income from operations	$21,321,421	$(1,173,912)	$803,966	$—	$20,951,475
Other income (expense)	(1,859,565)	—	(655,318)	—	(2,514,882)
Income tax	(315,421)	—	—	—	(315,421)

Net income (loss)	$19,146,435	$(1,173,912)	$148,648	$—	$18,121,172